Exhibit 10.2

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”) is entered into as of November 22, 2016, by and between Maverick Medical Group, Inc. (“Borrower”) and Apollo Medical Management, Inc. (“Lender”) with reference to the following facts:

RECITALS

A.       Borrower is currently operating as a Risk-Bearing Organization (“RBOs”) pursuant to the Knox-Keene Health Care Service Plan Act of 1975, as amended (the “Act”).

B.       The Department of Managed Health Care of the State of California (“DMHC”) requires RBOs to meet the financial solvency requirements as defined in and calculated pursuant to the Act and rules and regulations promulgated thereunder (the “Rules”). The financial solvency requirements include those found in California Health and Safety Code section 1375.4 and sections 1300.75.4 through 1300.75.4.8 of Title 28, California Code of Regulations.

C.       In order to assist Borrower, as an RBO, in meeting the financial solvency requirements of the Act and Rules, Lender has loaned or will, with the execution of this Agreement, loan to Borrower, from time to time, an amount or amounts not to exceed Two Million Dollars ($2,000,000) outstanding at any one time (the “Loan”), under the terms and conditions specified in that certain Intercompany Revolving Loan Agreement dated as of even date herewith (the “Loan Agreement”), a copy of which is attached hereto as Exhibit “A” and incorporated herein by this reference.

D.       The governing body of Lender has approved the Loan Agreement and this Agreement.

E.       To comply with the requirements of the Act and the Rules, it is necessary for Lender to irrevocably and fully subordinate all right, title and interest to receive payment of principal and interest on the Loan under the terms of the Note to all other present and future creditors of Borrower.

AGREEMENT

Borrower and Lender hereby agree as follows:

1.       Lender hereby irrevocably and fully subordinates all right, title and interest in and to repayment of the Loan as evidenced by the Loan Agreement to all other present and future creditors of Borrower.

2.       Lender agrees that the payment by Borrower of principal and interest of the Loan to Lender under the terms of the Loan Agreement will be suspended and will not mature when, excluding the liability of Borrower to pay Lender principal and interest on the Loan, if after giving effect to the payment, Borrower would not be in compliance with the financial solvency requirements, as defined in and calculated under the Act and Rules.

3.       Lender agrees that, in the event of the liquidation or dissolution of Borrower, the payment by Borrower of principal and interest to Lender on the Loan is fully subordinated and subject to the prior payment or provision for payment in full of all claims of all other present and future creditors of Borrower.

4.       The terms of the Loan Agreement and the Loan are subject to the terms of this Agreement. To the extent that the terms of the Loan Agreement and the Loan are in conflict with this Agreement, the terms of this Agreement will control.

5.       Upon the written consent of the Director of DMHC, all previous subordination agreements between Borrower and Lender, including without limitation that certain Subordination Agreement dated June 27, 2014 between Borrower and Lender and that certain Amended and Restated Subordination Agreement between Lender and Borrower. dated as of March, 30, 2016, are terminated. Once consented to by the Director of DMHC and executed by the parties hereto, this Agreement may not be cancelled, terminated, rescinded or amended by mutual consent or otherwise, without the prior written consent of the Director of DMHC.

6.       This Agreement embodies the entire agreement between Borrower and Lender as to the subject of this Agreement and no other document regarding the Loan, the Loan Agreement or this Agreement has been or will be executed without the prior written consent of the Director of DMHC.

7.       The provisions of this Agreement are binding upon Borrower and Lender, and their respective successors and assigns.

8.       This Agreement is made under, and will be governed by, the laws of the State of California in all respects.

9.       Lender hereby represents and warrants that the execution of this Agreement has been authorized by a valid board resolution.

IN WITNESS WHEREOF, the authorized representatives of the parties hereby execute this Agreement.

BORROWER		LENDER

By:	/s/ Mark Marten	By:	/s/ Warren Hosseinion

Name:	Mark Marten	Name:	Warren Hosseinion

Title	CEO	Title	CEO

Date	November 22, 2016	Date	November 22, 2016

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